Exhibit 10.20.28



                   AMENDED AND RESTATED INTERCREDITOR, AGENCY
                             AND SHARING ARGEEMENT
            dated January 26, 1996, among the Registrant, NBD Bank,
                  Principal Mutual Life Insurance Company and
                               NBD Bank as Agent

                              AMENDED AND RESTATED
                   INTERCREDITOR, AGENCY AND SHARING AGREEMENT


                  THIS AGREEMENT, dated as of January 26, 1996 (as amended, this "Agreement"), among HURCO COMPANIES, INC. (the "Company"), NBD BANK (formerly known as NBD Bank, N.A.), a Michigan banking corporation ("NBD"), and PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation ("PML" and, collectively with NBD, the "Lenders"), and NBD as Agent for the Lenders (in such capacity, the "Agent").

                  The Company and NBD are party to a Credit Agreement and Amendment to Term Loan Agreement dated as of March 24, 1994 (as amended, the "1994 Credit Agreement"), pursuant to which NBD has committed to issue a revolving credit facility (the "1994 New Facility"), including New Facility Letters of Credit (as defined therein), not to exceed $24,500,000 in aggregate principal amount outstanding, and has agreed to consider issuing Authorization Letters of Credit pursuant to an Authorization Note (each as defined therein) not to exceed $2,000,000 in aggregate face amount outstanding at any time; and

                  The Company and NBD are party to a Term Loan Agreement dated as of September 9, 1991 (as amended, and as further amended by the 1996 Credit Agreement (as defined below), the "NBD Term Loan Agreement"), pursuant to which NBD has made a term loan to the Company which has an outstanding principal balance of $3,967,568.28, and which is evidenced by a Fourth Amended and Restated NBD Term Note of even date herewith (the "Amended Term Note"); and

                  The Company and NBD are party to a Reimbursement Agreement dated as of September 1, 1990 (as amended, the "Reimbursement Agreement"), pursuant to which NBD issued its Irrevocable Letter of Credit No. 252 in favor of First of America Bank-Indianapolis in the face amount of $1,060,274 (the "IRB L/C") to secure payment of amounts due under the $1,000,000 City of Indianapolis, Indiana, Economic Development Revenue Bonds (Hurco Companies, Inc. Project), Series 1990 (the "IRB Bonds"); and

                  The Company, Hurco Europe Limited ("Hurco Europe"), and Hurco GmbH Werkzeugmaschinen CIM - Bausteine Vertrieb und Service ("Hurco GmbH") and NBD are party to a letter agreement dated June 17, 1993 (as amended, the "European Facility"), pursuant to which NBD, in its sole discretion, may make revolving credit loans in favor of Hurco Europe and Hurco GmbH not to exceed $5,000,000 or its Dollar Equivalent (as therein defined), with the maximum aggregate principal amount (or its Dollar Equivalent) outstanding under the 1994 New Facility and the European Facility not to exceed $27,000,000; and

                  The Company has requested that NBD amend the 1994 Credit Agreement and amend the NBD Term Loan Agreement and the Reimbursement Agreement under an Amended and Restated Credit Agreement and Amendment to Term Loan Agreement of even date herewith between the Company and NBD (the "1996 Credit Agreement") to amend and restate the 1994 New Facility and to amend and restate the 1994 Authorization Note (the "Authorization Note") and the circumstances under which the 1994 Authorization Letters of Credit may be issued (as issued or to be issued under the 1996 Credit Agreement, the "Authorization Letters of Credit"), and that NBD amend the European Facility (as amended, the "Amended European Facility"); and

                  The Company has guaranteed to NBD the obligations of Hurco Europe and Hurco GmbH under the European Facility pursuant to an Amended and Restated Guaranty dated as of September 10, 1990, as confirmed by Confirmations of Guaranty dated June 17, 1993, March 24, 1994, and of even date herewith (collectively, the "Hurco Guaranty" and, together with the NBD Term Loan Agreement (as amended), the Amended Term Note, the Amended European Facility, the Reimbursement Agreement, the IRB L/C, the Authorization Letters of Credit, the Authorization Note, the 1996 Credit Agreement, and the New Facility Note, the "NBD Facilities"); and

                  The Company has issued to PML its $12,500,000 11.12% Amended and Restated Senior Notes due December 1, 2000 (the "Amended PML Notes"), pursuant to the Amended and Restated Note Agreement dated as of March 24, 1994, between the Company and PML (the "PML Note Agreement"), and has requested PML to amend the PML Note Agreement to defer certain principal payments, among other things, pursuant to the Fourth Amendment to Amended and Restated Note Agreement of even date herewith (the PML Note Agreement, as amended, the "Amended PML Note Agreement"); and

                  The Company and the Lenders are party to an Intercreditor, Agency, and Sharing Agreement dated as of March 24, 1994, as amended, and the Company desires to amend and restate such agreement; and

                  NBD and PML are willing to make the amendments requested of them, PROVIDED that the terms set forth in this Agreement are agreed to by each of them and by the Company.

                  In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows, intending to be legally bound:


                                   ARTICLE I.

                               CERTAIN AGREEMENTS


     .1 ENTRY INTO AGREEMENTS. NBD shall enter into the New Facility and the Amended European Authorization, and PML shall enter into the Amended PML Note Agreement, contemporaneously, upon the conditions to execution thereof contained in such agreements being satisfied.

     .2 NOTICE OF EVENT OF DEFAULT; EXERCISE OF REMEDIES. Each Lender agrees that if an Event of Default shall occur under any of the Loan Documents to which it is a party, it shall promptly give notice thereof to the other Lender. After such notice has been given, any Lender may take such action as it deems appropriate, up to and including acting to declare the obligations due it to be due and payable as is provided for in the Loan Documents to which it is a party, and may commence and pursue legal proceedings to obtain a judgment against the obligor on such obligations. The enforcement of any judgment shall be subject to the terms of this Agreement.

     .3 RESTRICTIONS ON PREPAYMENTS. Except as provided in this Agreement, no prepayment shall be made on any of the Credit Obligations other than Credit Obligations that may be reborrowed or reissued, and other than the required prepayments under Section 2.1(a) of the Amended PML Note Agreement, and, upon NBD's prior consent, the prepayments under Section 2.2(b) or Section 2.2(c) of the Amended PML Note Agreement.

                                   ARTICLE II.

                      THE COLLATERAL AGENT AND THE LENDERS


     .4 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Security Documents as are delegated to the Agent by the terms hereof or thereof, together with all such other powers as are reasonably incidental thereto. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and, except as provided in this Agreement or the Security Documents, does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries.


     .5 AGENT AND AFFILIATES. NBD and its Affiliates may accept deposits from, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any Subsidiary or Affiliate of the Company as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to PML.

     .6 . SCOPE OF AGENT'S DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth herein and in the Security Documents and shall not, by reason of this Agreement, have a fiduciary relationship with the Lenders, other than as may be provided for in this Agreement. No implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent except its duty to act in good faith with respect to the Lenders. As to any matters not expressly provided for by this Agreement and the Security Documents, the Agent shall not be required to exercise any discretion or take any action, but may request instructions from the Lenders and shall in all cases be fully protected in acting, or in refraining from acting, pursuant to such instructions, which instructions and any action or omission pursuant thereto shall be binding upon all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which in the judgment of the Agent may expose it to personal liability or which is contrary to this Agreement or applicable law. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in the Security Documents, or in any certificate or other document referred to or provided for therein, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Security Documents or any other document referred to or provided for herein or therein or for any failure the Company or any of its Subsidiaries to perform any of its obligations under any of the Security Documents. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of any action or omission. Within 5 Business Days after the Agent has received any payment or proceeds to be distributed hereunder, and otherwise within 5 Business Days after the request of a Lender, the Agent shall provide an accounting of any proceeds received and disbursements made under Article III hereof, together with expenses incurred by the Agent to the date of such accounting.

     .7 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex or facsimile transmission) believed by it to be genuine and correct and to have been signed or sent by or on behalf of a proper person. The Agent may treat the payee of any New Facility Note, Amended Term Note, or Amended PML Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any New Facility Note, Amended Term Note, or Amended PML Note shall be conclusive and binding on any subsequent holder or transferee or assignee of that note. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Company), independent public accountants, and other experts selected by it and shall not be liable to the Lenders, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     .8 EVENTS OF DEFAULT. The Agent shall not be deemed to have knowledge of the occurrence of any Event of Default, or any event or condition which with notice or lapse of time, or both, could become an Event of Default, unless the Agent has received written notice from a Lender or the Company specifying such Event of Default or such event or condition and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall promptly give written notice thereof to the Lenders. The Agent shall take such action with respect to such Event of Default or event or condition as shall be reasonably directed in writing by the Lenders, including without limitation pursuing such remedies under the Security Documents as the Lenders unanimously shall request, PROVIDED, HOWEVER, that, unless and until the Agent shall have received such direction, the Agent may (in the case of an emergency where, after reasonable efforts, the Agent has been unable to communicate with all of the Lenders) but shall not be required to take such action, or refrain from taking such action with respect thereto, as it shall deem advisable in the best interests of the Lenders.

     .9  LIABILITY  OF  AGENT.  Neither  the  Agent  nor  any of its  directors, officers, agents, or employees shall be liable to the Lenders for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Lenders, or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any of the Security Documents, (ii) the performance or observance of any of the covenants or agreements of the Company or any of its Subsidiaries, (iii) the satisfaction of any condition specified in any of the Security Documents, except receipt of items required to be delivered to the Agent, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement or any of the Security Documents or any instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, telecopy, or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     .10 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Company, but without limiting any obligation of the Company to make such reimbursement), ratably according to their respective Exposure Percentages on the date the alleged claim arose or damage occurred, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement and the Security Documents or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement or the Security Documents, PROVIDED, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation reasonable counsel fees and expenses) reasonably incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Security Documents, and the administration and enforcement (whether through negotiations, legal proceedings or otherwise), or legal advice in respect of rights and responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company, but without limiting the Company's obligations to make such reimbursement. The Agent agrees that it shall first request indemnification from the Company, and if not paid by the Company within thirty days of such request, the Agent may then seek reimbursement from the Lenders. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to take any action until such additional indemnity is furnished. The Agent shall provide, with any indemnification claims submitted to the Lenders by the Agent, an accounting of such claims.

     .11 RESIGNATION OR REMOVAL OF AGENT. The Agent may resign as such at any time upon forty-five days' prior written notice to the Company and the Lenders. The Agent may be removed with or without cause at any time by an instrument in writing duly executed by the Lenders delivered to the Company and the Agent. In the event of any such resignation or removal, the Lenders shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000, or any lesser amount acceptable to the Lenders. If the Lenders are unable to agree on a successor within 25 days following receipt of the Agent's notice of resignation, PML shall have the right to select a successor that meets the above criteria. If a successor is not so appointed or does not accept such appointment at least five days before the Agent's resignation or removal becomes effective, the Agent may appoint a temporary successor to act until such appointment by the Lenders or PML, as the case may be, is made and accepted. If no successor is appointed as provided above by the 45th day after the date such notice of resignation was given by the resigning Agent, or by the date such removal is effective, such Agent's resignation or removal shall become effective and the Lenders shall thereafter perform all the duties of the Agent hereunder until such time, if any, as a successor Agent is appointed as provided above. Notwithstanding the above, if the Agent shall have tendered its resignation following the assignment by NBD to another entity of all of the Credit Obligations to it, such resignation shall not be effective unless the entity acquiring such Credit Obligations shall have undertaken to act as Agent in accordance with the terms of this Agreement.

     Any successor to the Agent shall execute and deliver to the Company and the Lenders an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder, and the Agent ceasing to act shall be discharged therefrom. Upon request of such successor Agent, the Agent ceasing to act shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article shall thereafter remain effective for such Agent ceasing to act with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.



                                  ARTICLE III.

                               SHARING OF PAYMENTS


     .12 MANDATORY PRINCIPAL PAYMENTS. In addition to payments that are required under the Loan Documents, and the prepayments permitted under Section 1.3 hereof, the Company shall make the following payments (PROVIDED, that the payments required under subsections (a) and (b) below are the same payments required under Sections 2.1(c) and (b), respectively, of the Amended PML Note Agreement, which shall be satisfied by the payments required under subsections
(a) and (b) below being made to the Agent):


          (a) SPECIAL MANDATORY PAYMENTS. The Company shall make the following payments to the Agent for the benefit of the Lenders. All such payments shall be distributed by the Agent as received to the Lenders based on their respective Interim Exposure Percentages, calculated as of the date the Agent received the payment to be distributed. NBD shall apply its portion of such payments received first to the payment required to be made on July 31, 1996 (the "NBD Deferred Payment"), under the Amended Term Note, and then to the payment required to be made on September 30, 1996, under the Amended Term Note, and thereafter to any remaining amounts due under the Amended Term Note, in inverse order of their maturity, and thereafter to any amounts outstanding under the New Facility Loans. The amount of the New Facility Commitments shall be permanently reduced by an amount equal to all such payments made on the New Facility Loans. PML shall apply its portion of such payments received first to the required prepayments under the Amended PML Notes which are due and payable on July 31, 1996 (the "PML Deferred Amount"), and thereafter to any remaining amounts due under the Amended PML Notes, including any applicable make-whole premiums, in inverse order of their maturity. Notwithstanding the above, the net proceeds received by the Company on or before October 31, 1996, not exceeding $5,000,000 (before issuance expenses) (the "Equity Infusion"), from sales described under subsection (ii) below shall be distributed by the Agent to the Lenders and applied to the NBD Deferred Payment and the PML Deferred Amount; any remaining proceeds shall be retained by the Company for use as working capital. If the net proceeds of the Equity Infusion are not sufficient to fully pay the Deferred Principal, then the proceeds shall be divided between the Lenders in proportion to and applied against their portions of the Deferred Principal.

               (i) ASSET SALES. The Company shall immediately pay to the Agent for the benefit of the Lenders the aggregate proceeds from all sales of assets of the Company or any of its Subsidiaries (other than sales of inventory in the ordinary course of business and Equipment Sales) PROVIDED, that net proceeds from sales of obsolete or surplus machinery and equipment in the ordinary course of business which are not Equipment Sales shall be paid to the Agent as follows: (A) for any such sales transaction, the net proceeds of which exceeds $200,000, the net proceeds shall be paid to the Agent within 10 days after the Company's corporate financial officer becomes aware of the transaction, and (B) for all other such sales transactions, the net proceeds shall be paid within 45 days after the close of the fiscal quarter when the sale was made. For purposes of this subsection, "aggregate proceeds" means sales proceeds less any reasonable sales expenses incurred by the seller.

               (ii)  EQUITY  SECURITY   SALES.   Except  as  provided  above  in
          subsection (a), or unless the Lenders otherwise consent, the Company shall immediately pay to the Agent for the benefit of the Lenders an amount equal to the proceeds (net of reasonable issuance expenses) of any sales by the Company or any of its Subsidiaries of (A) newly-issued equity securities or treasury stock of the Company or any of its Subsidiaries, and (B) Subordinated Debt of the Company or any of its Subsidiaries.

          (b) EXCESS CASH FLOW. The Company shall pay to the Agent for the benefit of the Lenders, not more than forty-five (45) days after the end of each applicable fiscal year, 75% of the amount of Excess Cash Flow. Such payment shall be allocated between the Lenders based on and applied against their pro rata shares of the Deferred Principal, and after all such amounts shall have been paid, then pro rata in accordance with their Interim Exposure Percentages. NBD shall apply its portion of such payments received first to the NBD Deferred Payment, and thereafter to any remaining amounts due under the Amended Term Note, in inverse order of their maturity, and thereafter to any amounts outstanding under the New Facility Loans. The amount of the New Facility Commitments shall be permanently reduced by an amount equal to all such payments made on the New Facility Loans. PML shall apply its portion of such payments received first to the PML Deferred Amount in order of their maturity, and thereafter to any remaining amounts due under the Amended PML Notes, including any applicable make-whole premiums, in inverse order of their maturity.

     .13 DELIVERING SHARING NOTICE FOLLOWING ACCELERATION OF OBLIGATIONS. Following the occurrence of an Event of Default under any of the Loan Documents, and a Lender declaring the Credit Obligations to it to be due and payable by notice to the Company (with copies thereof being delivered to the Agent and the other Lender), a Lender may deliver a Sharing Notice. Thereafter, all payments and proceeds of Collateral received by the Agent or any Lender shall be applied as set forth in (a) through (d) below, and the provisions in Section 3.4(b) shall become effective. The Sharing Notice may be delivered simultaneously with or after any Lender has declared the Credit Obligations to it to be due and payable, PROVIDED, that no holder of the Amended PML Notes other than PML may deliver a Sharing Notice until 30 days after an Event of Default has occurred and is continuing. If a Lender receives any payments or proceeds of Collateral or any proceeds of other collateral after a Sharing Notice has been delivered, that Lender shall turn them over to the Agent for distribution pursuant to this Agreement unless receipt thereof by such Lender could be deemed to constitute a payment to such Lender, in which event the provisions of Section 3.3 shall apply.

     Payments and proceeds of Collateral will be applied as follows:

               (a) First, to pay (i) all reasonable out-of-pocket expenses (to the extent not paid by the Company) incurred by the Agent in connection with exercising such rights and remedies, or otherwise in connection with enforcing the Credit Obligations, including without limitation all reasonable costs and expenses of collection, reasonable attorneys' fees, court costs, reasonable appraisers' and consultants' fees, administration expenses, and foreclosure expenses, and (ii) all other reasonable fees, costs, and expenses of the Agent described in this Agreement and the Security Documents and of the Lenders described in their respective Loan Documents.

               (b) Next, but only out of the proceeds of the Cash Collateral Account, to pay (i) interest and letter of credit commissions then owed to NBD under or with respect to Authorization Letters of Credit or that portion of any New Facility Loans drawn to reimburse NBD for draws under Authorization Letters of Credit, (ii) the principal balance then owed NBD under the Authorization Note or that portion of any New Facility Loans drawn to reimburse NBD for draws under Authorization Letters of Credit, and (iii) amounts to be deposited in the NBD Cash Collateral Account equal to the face amount of all undrawn Authorization Letters of Credit, any such deposit NOT being treated as a payment for purposes of the sharing obligations of the Lenders under this Agreement, PROVIDED, HOWEVER, that the sum of all amounts paid under subsections (ii) and (iii) above shall not exceed $2,000,000, and, PROVIDED, FURTHER, that no amounts shall be paid under this subsection (b) with respect to (A) any Authorization Letter of Credit issued with an expiry date beyond the Automatic Termination Date, or whose expiry date is extended beyond the Automatic Termination Date, without the other Lender's prior written consent, and (B) any Authorization Letter of Credit issued following NBD receiving written notice from the other Lender or the Company of, or otherwise becoming aware of, the existence of an Event of Default, except for Authorization Letters of Credit issued following such receipt for which the other Lender has delivered to NBD its waiver of this requirement that those Authorization Letters of Credit be excluded from coverage under this subsection (b) (the Lender may withdraw its waiver as to any Authorization Letters of Credit not yet made by delivering written notice of its withdrawal to NBD).

               (c) Next, to pay interest,  make-whole premiums, commitment fees, and letter of credit commissions then owed to the Lenders under or with respect to the Credit Obligations, the principal balance then owed to the Lenders under the Credit Obligations, amounts to be deposited in the NBD Cash Collateral Account equal to the face amount of the undrawn IRB L/C and all undrawn Letters of Credit, any such deposit being treated as a payment for purposes of the sharing obligations of the Lenders under this Agreement, and all other amounts owed by the Company or any of its Subsidiaries to either of the Lenders under the Loan Documents. If there are not sufficient funds to completely satisfy the obligations included in this subsection, then the available funds will be allocated between the Lenders in accordance with their respective Final Exposure Percentages. If one

          Lender receives payment in full of all such amounts owed it under this Subsection before the other Lender, the other Lender shall receive all payments thereafter until it shall have received payment in full of all such amounts owed to it. Each Lender may apply funds received by it in satisfaction of the above obligations in any order that it chooses, subject to the provisions of the Loan Documents to which it is a party.

               (d) Next, to pay all other amounts owed by the Company or any of its Subsidiaries to any of the Lenders, allocated in accordance with their respective Final Exposure Percentages.

               (e) Next, to the Company or such other Person as may be legally entitled thereto.

     .14 FINAL EXPOSURE PERCENTAGE SHARING PROCEDURES; SUBSEQUENT EVENTS. (a) Upon the occurrence of an Event of Default, acceleration of the Credit Obligations under either Lender's Outstanding Facilities, and after a Sharing Notice has been given, the Lenders shall determine and effectuate their Final Exposure Percentages as provided in the definition of "Final Exposure Percentage".

          (a) If, at any time (whether before or after an Event of Default), any Lender shall receive any payment that would otherwise be subject to the sharing provisions of this Article III, such Lender will notify the other Lender and the Agent thereof, and will either remit such payment to the Agent or will purchase a participation (such participation to be evidenced by a Participation Agreement substantially in the form of Exhibit B hereto) or, if necessary, take such other action as is required to share such payment in accordance with the applicable Exposure Percentages of the Lenders. To the extent that a Letter of Credit then outstanding shall not have been drawn upon at the date of its expiry, the amount not drawn upon shall be treated as a receipt by NBD of a payment in that amount, but that amount which has been deposited in the NBD Cash Collateral Account other than under Section 3.2(b) shall not be shared with the other Lender (because the amount so deposited has been deemed to constitute a payment hereunder). To the extent that an Authorization Letter of Credit then outstanding shall not have been drawn upon at the date of its expiry, the amount not drawn upon which has been deposited in the NBD Cash Collateral Account under Section 3.2(b) shall be paid to the Agent for application under this Section 3.3(b) or otherwise shared in accordance with the Final Exposure Percentages of the Lenders. The Lenders further agree among themselves that if any payment received on the Credit Obligations by a Lender and shared hereunder with the other Lender shall be rescinded or must otherwise be restored to the Company or its estate, the Lender which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Lender whose payment shall have been rescinded or otherwise restored.

          (b) If any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent pursuant to this Agreement within three (3) Business Days after receiving a payment to be remitted or notification of a required participation hereunder ("Due Date"), such payment shall be made, together with interest thereon from the Due Date until paid, at the contract rate of interest then applicable to the Credit Obligations owing to the Lender to whom such payment is to be made.

     .15 CASH COLLATERAL. (a) The Company has previously executed the Dominion of Funds Agreement dated March 24, 1994, in the form attached hereto as Exhibit
A. The Company confirms the continued validity and effectiveness of the Dominion of Funds Agreement.

          (a) Upon the occurrence of the events described in Section 3.2, the Agent shall establish the Cash Collateral Account referred to in Exhibit A, and shall distribute to the Lenders the proceeds in such account in accordance with Section 3.2 periodically as there are collected funds therein in excess of $5,000. The Company, which now maintains its principal banking accounts at NBD, including a lockbox mechanism for the deposit of collections of the Company's accounts receivable, agrees that it will at all times during the term of this Agreement maintain those accounts and lockbox mechanism at NBD and shall use its best efforts at all times to cause its account debtors to make payments to it in care of the lockbox.




                                   ARTICLE IV.

                                   DEFINITIONS


     .16 "AFFILIATE" means, as to any person, any Subsidiary of such person and any other person which, directly or indirectly, controls is controlled by, or is under common control with, such Person and, with respect to the Company, includes each officer or director or holder of 10% or more of the Company's voting stock. For the purposes of this definition, "control" means possessing the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     .17 "AUTHORIZATION LETTERS OF CREDIT" means the Authorization Letters of Credit, as defined in the 1996 Credit Agreement, between NBD and the Company, as amended, which may be issued by NBD in a face amount not to exceed $2,000,000, which amount may not be increased without the prior written consent of PML.

     "AUTOCON" means Autocon Technologies, Inc., a Subsidiary of Hurco.

     "AUTOCON GUARANTIES" means the guaranties of Autocon of even date herewith in favor of each of the Lenders.

     "AUTOMATIC TERMINATION DATE" means May 1, 1997, PROVIDED, HOWEVER, that such term shall mean November 1, 1997, upon the "Automatic Termination Date" under the 1996 Credit Agreement being extended to November 1, 1997.

     "CASH COLLATERAL  ACCOUNT" means the Cash Collateral Account referred to in
Section 3.4(b).

     "COLLATERAL" means all collateral in which the Agent has been granted a lien by the Company or any of its Subsidiaries under any of the Security Documents.

     "CREDIT OBLIGATIONS" means all present and future obligations and other liabilities of the Company and its Subsidiaries arising under or included within the Outstanding Facilities, as amended from time to time, including without limitation any interest, premium, fees, expenses, and charges relating thereto and all renewals, extensions, and refundings of the foregoing. The principal amount of the Credit Obligations shall be the aggregate of the outstanding principal amount of all loans outstanding under the Outstanding Facilities plus the face amount of the IRB L/C and the Letters of Credit.

     "DEFERRED PRINCIPAL" means the aggregate of the NBD Deferred Payment plus the PML Deferred Amount, each as defined in Section 3.1(a).

     "DOMESTIC SUBSIDIARIES" means all Subsidiaries of the Company which are organized under the laws of one of the states of the United States.

     "EFFECTIVE DATE" means the date of this Agreement.

     "EFFECTIVE DATE EXPOSURE PERCENTAGE" means, for NBD [70.726%] and for PML [29.274%].

     "EQUIPMENT SALES" means any sales of obsolete or surplus machinery and equipment by the Company or any of its Subsidiaries in the ordinary course of business with a net book value not exceeding $200,000 in the aggregate during any fiscal year of the Company, PROVIDED, that any such sales occurring prior to the Effective Date shall not be included in this calculation.

     "EQUITY INFUSION" has the meaning ascribed to it in Section 3.1(a).

     "EXCESS CASH FLOW" means with respect to the fiscal years of the Company ending October 31, 1994 and October 31, 1995, the amount of which consolidated net actual cash flow from operations as determined in accordance with generally accepted accounting principles and less any allowed capital expenditures, exceeds (i) $2,500,000 in the fiscal year ending October 31, 1994, and (ii) $3,200,000 in the fiscal year ending October 31, 1995.

     "EXPOSURE PERCENTAGE" means either the Interim Exposure Percentage or the Final Exposure Percentage as in effect at the time of determination.

     "EVENT OF DEFAULT" means any of the events or conditions described in any of the Loan Documents as Events of Default.

     "FINAL EXPOSURE PERCENTAGE" means, for each Lender, the percentage obtained as follows:

          (a) ( a preliminary exposure percentage shall be calculated for each Lender by dividing that Lender's portion of the principal amount of the Credit Obligations outstanding on the Termination Date by the total principal amount of the Credit Obligations outstanding on the Termination Date. For purposes of the above calculation, there shall be subtracted from the principal amount of the Credit Obligations:

               (i) in the case of PML,  any  payments  applied by it pursuant to
          Section 3.1 on make-whole premiums;

               (ii) in the case of NBD, any amounts held by it in the NBD Cash Collateral Account in respect of Letters of Credit (as defined in the New Facility), and the face amount of any outstanding Authorization Letters of Credit;

               (iii) in the case of NBD, amounts that exceed the maximum limitations contained in Section 2.1(b) of the 1996 Credit Agreement, PROVIDED, HOWEVER, that the full amount of Advances that were within the Borrowing Base when made shall be included in the calculation, irrespective of a subsequent decline in the Borrowing Base; and

               (iv) in the case of NBD, amounts loaned by it following receipt of written notice from the other Lender or the Company of, or otherwise becoming aware of, the existence of an Event of Default, except for Advances made during any period following such receipt for which the other Lender has delivered to NBD its waiver of this requirement that those Advances be subtracted in calculating NBD's Final Exposure Percentage (the Lender may withdraw its waiver as to any Advances not yet made by delivering written notice of its withdrawal to NBD).

          (b) each Lender's preliminary exposure percentage shall be compared to its Effective Date Exposure Percentage;

          (c) if a Lender's preliminary exposure percentage is lower than its Effective Date Exposure Percentage, then that Lender shall purchase participation in the other Lender's Credit Obligations in an amount sufficient that its proportion of the principal amount of the Credit Obligations, including its participation interest in the other Lender's Credit Obligations, equals its Effective Date Exposure Percentage, PROVIDED, that PML's total principal amount of the Credit Obligations, including its participation interest in NBD's Credit Obligations, shall not exceed $12,500,000; and

          (d) for each Lender, its Final Exposure Percentage shall be calculated as the percentage obtained by dividing that Lender's portion of the principal amount of the Credit Obligations outstanding on the Termination Date, including its participation interest in the other Lender's Credit Obligations, by the total principal amount of the Credit Obligations outstanding on the Termination Date.

     "FOREIGN SUBSIDIARIES" means all Subsidiaries of the Company which are organized under the laws of a jurisdiction other than the United States or one of its states.

     "IMS" means IMS Technology, Inc., a Subsidiary of the Company.

     "IMS SECURITY AGREEMENT" means the Security Agreement of IMS dated as of June 13, 1995, executed by IMS in favor of the Agent.

     "INTERIM EXPOSURE PERCENTAGE" means, for NBD, the percentage obtained by dividing (a) the sum of the outstanding principal amount of the Amended Term Note, plus the face amount of the IRB L/C, plus the lesser of (i) the aggregate amount of the Borrowing Base as of the last Borrowing Base Certificate, and (ii) the face amount of the Authorization Letters of Credit plus the aggregate amount (not to exceed $27,000,000) of the New Facility Commitment plus the Amended European Facility, all as of the date of calculation, by (b) the sum of the amount calculated under subsection (a) above plus the outstanding principal amount of the Amended PML Notes as of the date of calculation. For PML, the term "Interim Exposure Percentage" means the percentage obtained by dividing the outstanding principal amount of the Amended PML Notes as of the date of calculation by the amount calculated under subsection (b) above.

     "LEASEHOLD MORTGAGE" means the Leasehold Mortgage and Assignment of Rents dated as of March 24, 1994, executed by the Company in favor of the Agent, as amended from time to time, providing the Agent with a first mortgage on the lease and leasehold estate of the Company in the leased premises used by Autocon in Farmington Hills, Michigan.

     "LOAN DOCUMENTS" means, collectively, the documents evidencing the Outstanding Facilities, the Security Documents, and any other instrument, agreement, or other writing or filing executed by the Company or any of its Subsidiaries in connection therewith.

     "MORTGAGE" means the Mortgage, Assignment of Rents, and Security Agreement dated as of March 24, 1994, executed by the Company in favor of the Agent, as amended from time to time, providing the Agent with a first mortgage on the Company's headquarters facility located in Marion County, Indiana.

     "NBD CASH COLLATERAL ACCOUNT" means the Cash Collateral Account established by NBD under the New Facility in respect of Letters of Credit (as defined in the New Facility).

     "NBD OBLIGATIONS" means the Credit Obligations other than the Amended PML Note Agreement and the Amended PML Notes.

     "OUTSTANDING FACILITIES" means, collectively, the 1996 Credit Agreement, the New Facility Note, the Authorization Letters of Credit, the Authorization Note, the NBD Term Loan Agreement as amended by the 1996 Credit Agreement, the Amended Term Note, the Amended European Facility, the Reimbursement Agreement as amended by the 1996 Credit Agreement, the IRB L/C, the Hurco Guaranty, the Amended PML Note Agreement, the Amended PML Notes, and the Autocon Guaranties.

     "PLEDGE AGREEMENT" means the Pledge Agreement dated as of March 24, 1994, executed by the Company in favor of the Agent, as it may be amended or modified from time to time.

     "SECURITY   AGREEMENTS"   means,   collectively,   those  certain  Security
Agreements dated as of March 24, 1994, executed by the Company and Autocon in favor of the Agent, as they may be amended or modified from time to time.

     "SECURITY DOCUMENTS" means the Security Agreements, the IMS Security Agreement, the Mortgage, the Leasehold Mortgage, the Pledge Agreement, and any other instrument, agreement, financing statement, landlord's waiver, or other writing or filing executed in connection therewith.

     "SHARING NOTICE" means a written notice provided by any Lender to the other Lender, the Agent, and the Company in accordance with Section 3.2 stating that such notice is a "Sharing Notice", PROVIDED, that a Sharing Notice shall be deemed to have been delivered by each Lender upon any Event of Default occurring by reason of Section 8.1(i) of the 1996 Credit Agreement or Section 8.1(i) of the Amended PML Note Agreement.

     "SUBORDINATED DEBT" of any person means any Indebtedness for borrowed money which expressly provides that no payment of any type, including principal or interest, shall be made to the holders thereof so long as the Credit Obligations remain outstanding and which is otherwise expressly subordinate and junior in right and priority of payment to all Credit Obligations and other Indebtedness of such person to the Lenders in the manner and by agreement satisfactory in form and substance to the Lenders.

     "SUBSIDIARY" of any person means any corporation (whether now existing or hereafter organized or acquired), in which at least a majority of the securities of each class having ordinary voting power for the election of directors (other than securities which have such power only by reason of the happening of a contingency), at the time as of which the determination is being made, is owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof.

     "TERMINATION DATE" means the earliest to occur of the following: (i) the Automatic Termination Date, or (ii) the date upon which the Credit Obligations are declared due and payable under any of the Loan Documents.

     .17 OTHER DEFINITIONS; RULES OF CONSTRUCTION. As used herein, the terms defined in the introductory paragraphs of this Agreement shall have the respective meanings ascribed thereto in the introductory paragraphs of this Agreement. Such terms, together with the other terms defined in Section 4.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. All references to the "face amount" (i) of any Letters of Credit shall mean the maximum amount available to be drawn thereunder, assuming compliance with all conditions to drawing and (ii) of the IRB L/C shall mean the maximum amount available to be drawn thereunder, assuming compliance with all conditions to drawing, plus the amount of any draws thereon not then reimbursed by the Company. Capitalized terms not defined herein shall have the meaning given them in the Loan Documents.






                                   ARTICLE V.

                                   COLLATERAL


     .18 LIENS AND SECURITY INTERESTS. For the benefit of the Agent and the Lenders, and to secure repayment of all Credit Obligations, on or before the Effective Date, the Company, IMS, and Autocon shall execute and deliver the Security Documents and such other confirmations, instruments and documents as the Agent or the Lenders shall reasonably request. To the extent that the Company, IMS, or Autocon is prohibited by the terms of any agreement to which it is a party from granting a lien to the Agent on any of its property which the Agent or the Lenders have reasonably requested, the Company shall use its best efforts to obtain the consent of the other parties to each such agreement to the granting of the liens required.


     .19 TERMINATION OF THIS AGREEMENT. This Agreement shall terminate upon the irrevocable payment in full and the performance and satisfaction of all Credit Obligations (other than any Success Fee provided for in any of the Outstanding Facilities).

                                   ARTICLE VI.

                                  MISCELLANEOUS



     .20 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Lenders, and, to the extent any rights or duties of the Agent may be affected thereby, the Agent. Neither Lender shall, without the consent of the other, through amendment or modification of any Loan Document or in any other context
(i) increase interest rates or accelerate maturities of interest or principal (other than the acceleration of maturities following an Event of Default) or
(ii) provide for additional loans or other financial accommodations except for additional loans up to the Dollar Equivalent of $500,000 under the Amended European Facility, or (iii) take or consent to any action, the effect of which would be to release or enforce rights or remedies in respect of the Collateral (except for inventory sold in the ordinary course of business), obtain additional collateral not subject to equal and ratable liens with the other Lender (except as provided in the Amended European Facility), obtain greater priorities than provided for in this Agreement, or impair or diminish the rights or claims of the other Lender as against the Company and its Subsidiaries, it being the understanding among the Lenders that following acceleration of the Credit Obligations, all payments and proceeds of the Collateral and of any other collateral held by NBD under the Amended European Facility and any cash held by any Lender subject to set off rights (excluding cash collateral in the NBD Cash Collateral Account) are to be subject to the sharing provisions of this Agreement. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. All payments or distributions made to the Agent or either of the Lenders on account of allowed non-subordinated claims respecting Credit Obligations in a bankruptcy or other insolvency proceeding of the Company or Autocon shall be made subject to the sharing provisions of Article III.

     .21 . NOTICES. (a) Except as otherwise provided in Section 6.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company at Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana 46268, Attention: Chief Financial Officer, and to the Lenders and the Agent at the addresses set forth on the signature pages hereof, or to such other address as may be designated by the Company, the Lenders, or the Agent by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or in the case of telex notice, upon receipt of the appropriate answerback, in all other cases, upon receipt, or if sent by certified or registered mail, postage prepaid, to such address, on the fifth day after the date of mailing, PROVIDED, HOWEVER, that notices to the Agent or the Lenders shall not be effective until received.


          (a) Any notice to be given by the Agent, or any Lender hereunder may be given by telephone, by telecopy, or by telex and must be immediately confirmed in writing in the manner provided in Section 6.2(a). Any such notice given by telephone, telecopy, or telex transmission shall be deemed effective upon receipt thereof by the party to whom such notice is required to be given.

     .22 SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED, that the Company may not assign its rights or obligations hereunder without the prior consent of all the Lenders, and PROVIDED, further, that, without the prior written consent of the other Lender, a Lender may only assign its rights and obligations under the Outstanding Facilities to one or more Qualified Purchasers. A "Qualified Purchaser" means a purchaser which, based on financial statements for the purchaser's most recently completed fiscal year, audited in accordance with generally accepted accounting principles by a recognized accounting firm, meets the following creditworthiness standard: (i) $100 million in shareholders' equity, and (ii) a public rating, if available for the purchaser, of Baa2 (Moody's), BBB (Standard & Poor's) or higher. If NBD or PML (individually, an "Original Lender") has assigned hereunder any or all of its respective interests in the Outstanding Facilities, then any actions which require the consent of both Lenders shall be satisfied as to the assigning Original Lender if the persons holding at least 51% of the then-outstanding principal amount of the Outstanding Facilities originally held by the assigning Original Lender have agreed to such action and, if still a holder of any part of the Outstanding Facilities, the assigning Original Lender has also agreed to such action.

          (a) Any Lender may in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Credit Obligation owing to such Lender, any note held by such Lender, any commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such note for all purposes under this Agreement and the other Loan Documents, and the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.

          (b) Nothing herein shall prohibit any Lender from pledging or assigning its rights hereunder and under any note to any Federal Reserve Bank in accordance with applicable law.

     .23 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     .24 GOVERNING LAW. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Company further agrees that any legal action or proceeding with respect to this Agreement or any Loan Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints John W. George, of 38455 Hills Tech Drive, Farmington Hills, Michigan 48331-5751, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to it or by the mailing thereof by registered or certified mail, postage prepaid to it at its address set forth in Section 6.2(a). Nothing in this paragraph shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent to bring any such action or proceeding against the Company or any of its property in the courts of any other jurisdiction. Hurco Companies hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     .25 HEADINGS. The headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof. .26 INTEGRATION; SEVERABILITY. This Agreement embodies the entire Agreement and understanding between the Lenders, and the Agent, and it supersedes all prior agreements and understandings relating to the subject matter hereof.

     .27 WAIVER OF JURY TRIAL. EACH OF THE LENDERS, THE AGENT AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT OR DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM RELATED THERETO. NONE OF THE UNDERSIGNED SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE
DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF THE UNDERSIGNED EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS AND THE AGENT IN ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                                 HURCO COMPANIES, INC.


                                                 By:/S/ROGER J. WOLF
                                                 -------------------
                                                 Its: Sr. Vice President & CFO


Address for Notices:                             NBD BANK
611 Woodward Avenue
Detroit, Michigan 48226
Attn: Timothy G. Skillman                        By:/S/TIMOTHY G. SKILLMAN
                                                 -------------------------

Telex no.:  4320060                              Its: Vice President
Telecopy no.: (313) 225-4355


Address for Notices:                             PRINCIPAL MUTUAL LIFE INSURANCE
                                                     COMPANY
711 High Street
Des Moines, Iowa 50392-0800
Attn: Investment Securities                      By:/S/DONALD D. BRATTEBO
Division                                         ------------------------
Telex no.:                                       Its: Second Vice President-
Telecopy No.: (515) 248-2490                           Securities Investment

                                                 And by:/S/NORA M. EVERETT

                                                 Its: Counsel


Address for Notices:                             NBD BANK, as Agent
611 Woodward Avenue
Detroit, Michigan 48226
Attn: Timothy G. Skillman                        By:/S/TIMOTHY G. SKILLMAN
Telex No.:  4320060                              -------------------------
Telecopy No.: (313) 225-4355                     Its:Vice President